June 7, 2010

FOR IMMEDIATE RELEASE

Enertopia Completes Financing and Divests Interest in Mississippi Oil Well

VANCOUVER, BC (June 7, 2010) — Enertopia Corporation ( the “Company” or “We”) has completed a financing of $83,625 consisting of the issuance of 557,500 units priced at $0.15 each. Each unit consists of one common share and one warrant valid until May 31, 2012, to purchase another common share at a price of $0.30 each. All the shares issued under this financing are subject to regulatory restrictions.

In 2009 the Company announced its intention to participate in an oil well to be drilled in Mississippi. Since then the Company has committed itself entirely to the clean energy sector and has determined that legacy oil and gas assets no longer fit with the long term corporate direction. As such Enertopia has divested itself of the interests to be earned in this as yet undrilled oil well, and is exchanging its interests for common shares in the two companies from which it had earlier invested into this well. Enertopia will receive:

1.	375,000 common shares and warrants to purchase 375,000 common shares at a price of $0.20 for a period of two years in Cheetah Oil and Gas; and

2.	499,893 common shares and warrants to purchase 499,893 common shares at a price of $0.20 for a period of two years in Lexaria Corp. as the result of this oil well divestment.

This oil well divestment continues the policy Enertopia began in the summer of 2009 when it divested certain Canadian oil and gas assets for cash. Enertopia is meanwhile evaluating certain clean energy projects for its possible participation and/or financing.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia also offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.717.0977

Media Contact:

     Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company.